Exhibit 99.1
ENTERTAINMENT PROPERTIES TRUST COMMENCES PUBLIC OFFERING OF COMMON SHARES
KANSAS CITY, Mo., July 31, 2008 – Entertainment Properties Trust (NYSE:EPR), announced today that it has agreed to sell 1,900,000 of its common shares of beneficial interest in an underwritten, at-the-market public offering. The last reported sales price of its common shares on July 31, 2008 was $53.64 per share. The Company also has granted the underwriters a 30-day option to purchase up to 285,000 additional common shares. The Company intends to use the net proceeds from this offering for general business purposes, which may include funding the acquisition, development or financing of properties or repayment of debt. Pending this application, the Company intends to use the net proceeds to reduce indebtedness under its unsecured revolving credit facility and to invest any remaining net proceeds in interest-bearing securities which are consistent with the Company’s qualification as a real estate investment trust. Closing is expected to occur on or about August 5, 2008, subject to customary closing conditions.
Goldman, Sachs & Co. is acting as the sole book-running manager for the offering. KeyBanc Capital Markets is acting as co-manager for the offering.
The offering is being made pursuant to an effective shelf registration statement. The offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by sending a request to: Goldman, Sachs & Co., Prospectus Department, 100 Burma Road, Jersey City, NJ 07305. Phone: 212 902 1171, Facsimile: 212-902-9316, and e-mail at prospectus-ny@ny.email.gs.com.
This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.
About Entertainment Properties Trust
Entertainment Properties Trust (NYSE:EPR) is a real estate investment trust (REIT) that develops, owns, leases, and finances properties for consumer-preferred, high-quality businesses. EPR’s investments are guided by a focus on inflection opportunities that offer enduring value, excellent executions, attractive economics, and an advantageous market position. Our total assets exceed $2.4 billion and include megaplex movie theatres and entertainment retail centers, as well as other destination recreational and specialty investments.
Safe Harbor Statement
With the exception of historical information, this press release contains forward looking statements within the meaning of the securities laws, such as those pertaining to our acquisition or disposition of properties, our capital resources and future expenditures for development projects. The Company’s actual financial condition, results of operations, funds from operations, or business may vary materially from those contemplated by such forward looking statements and involve various risks and uncertainties. Forward looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward looking statements will occur. You can identify forward looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” or other comparable terms, or by discussions of strategy, plans or intentions. Forward looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise.
You should consider the risks described in the “Risk Factors” section of our most recent annual report on Form 10-K and, to the extent applicable, our quarterly reports on Form 10-Q in evaluating any forward looking statements included in this press release. Given these uncertainties, investors are cautioned not to place undue reliance on any forward looking statements. We undertake no obligation to publicly update or revise any forward looking statements included in this press release whether as a result of new information, future events, or otherwise. In light of the factors referred to above, the future events discussed in this press release may not occur and actual results, performance, or achievements could differ materially from those anticipated or implied in the forward looking statements.